Exhibit (2)(p)

CAZ Strategic Opportunities Fund

Subscription Agreement

GENERAL INFORMATION
1.	The current prospectus (the “Prospectus”) of CAZ Strategic Opportunities Fund (the “Fund”) concisely provides information that you should know about the Fund, including its investment objective, investment strategies, investment risks and expenses, before investing. You are advised to read Prospectus and the Fund’s current Statement of Additional Information (“SAI”) carefully prior to investing and to retain it for future reference. By executing this subscription agreement (this “Subscription Agreement”), you agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Prospectus, the Statement of Additional Information, and the Fund’s Amended and Restated Declaration of Trust. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Prospectus.
2.	An investment in the Fund is speculative, involves significant risk and is not suitable for all investors. It is possible that you may lose some or all of your investment and attempts by the Fund to manage the risks of the Fund’s portfolio does not imply that your investment in the Fund is low risk or without risk. An investment in the Fund is illiquid and is not suitable for you if you need access to the money you invest. You may not have access to the money you invest for an indefinite period of time and you should not expect to be able to sell your Fund shares (“Shares”) regardless of how your investment in the Fund performs. You do not have the right to require the Fund to redeem or repurchase your Shares although the Fund may periodically offer to repurchase Shares on such terms as may be determined by the Fund’s Board of Trustees (the “Board”). Shares are not, and are not expected to be, listed for trading on any securities exchange. To the Fund’s knowledge, there is no, nor will there be, any secondary trading market for the Shares. Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Amended and Restated Declaration of Trust. Because you may not be able to sell your Fund shares, you will not be able to reduce your investment exposure to the Fund on any market downturn. Please review the Fund’s investment risks discussed in the Prospectus and SAI.
3.

In light of the anti-money laundering risks associated with shareholder accounts maintained by foreign investors and the fact that the Fund is not registered for sale outside of the U.S. and its territories, the Fund may not accept, without the prior written authorization of the Fund’s Anti-Money Laundering Officer, a subscription agreement or request for an additional purchase from a person that: (1) does not have a residential address (or the principal place of business for an entity) located within the U.S. or its territories; (2) does not have a U.S. military address; (3) is not a U.S. citizen residing outside the U.S. or its territories; or (4) does not have a valid U.S. taxpayer identification number.

4.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number and other information or documents that will allow us to identify you. This information will be subject to verification.

By signing and submitting this Subscription Agreement, you give the Fund and its agent’s permission to collect information about you from third parties, including information available in public and private databases such as consumer reports from credit reporting agencies, which will be used to help verify your identity.

If you do not provide the information, we may not be able to open your account. If we open your account but are unable to verify your identity, we reserve the right to take such other steps as we deem reasonable, including closing your account and redeeming your investment at the net asset value next calculated after the Fund decides to close your account.

5.	If you have any questions about this Subscription Agreement or the Fund, call the Fund’s Transfer Agent at 855-886-2307.
INSTRUCTIONS
1.	Complete all required sections of the Subscription Agreement.
2.	Provide account owner name, residential address, date of birth, and Social Security Number or Tax Identification Number for all individuals listed on the application
3.	Provide all identifying documents for non-individuals or entity registrations. If applicable, complete the attached Certification Regarding Beneficial Owners of Legal Entity Customers.
4.	Provide completed Subscription Agreement to the Fund. Generally, the Subscription Agreement must be completed and submitted, along with such other information required by the Fund, at least five (5) business days before the last business day of the month in which the purchase is being made (the “Purchase Date”). Please return your completed Subscription Agreement to:
	Regular Mail CAZ Strategic Opportunities Fund C/O Ultimus Fund Solutions, LLC PO Box 541150 Omaha, NE 68154	Overnight Delivery CAZ Strategic Opportunities Fund C/O Ultimus Fund Solutions, LLC 4221 N. 203rd St., Suite 100 Elkhorn, NE 68022
You may also return the completed Subscription Agreement to the Fund’s Transfer Agent by faxing the document to (877) 513-0756.

5.	Wire your investment amount using the following Federal wire payment instructions
	First National Bank of Omaha
	ABA No.	104000016
	ATTN:	CAZ Strategic Opportunities Fund
	ACCT NO.	733372092
	FFC:	[YOUR NAME] [YOUR FUND ACCOUNT NO.]*
	* Your account number is not needed if it is your initial investment.
	Generally, purchases are subject to the receipt of immediately available funds at least three (3) business days prior to the Purchase Date in the full amount of the purchase or such other date as the Fund’s distributor may determine in its sole discretion and communicate to investors.

YOUR INVESTMENT

The minimum initial investment in Class A, Class D and Class R Shares is $25,000 and the minimum subsequent investment is $10,000. The minimum initial investment in Class I Shares is $500,000 and the minimum subsequent investment is $25,000.

The minimum initial and subsequent subscription amounts may be reduced or waived as determined by the Board in its sole discretion.

Class A Shares Initial Investment Amount:	$ ______________
Class A Shares Subsequent Investment Amount:	$ ______________

Class D Shares Initial Investment Amount:	$ ______________
Class D Shares Subsequent Investment Amount:	$ ______________

Class I Shares Initial Investment Amount:	$ ______________
Class I Shares Subsequent Investment Amount:	$ ______________

Class R Shares Initial Investment Amount:	$ ______________
Class R Shares Subsequent Investment Amount:	$ ______________

ACCOUNT REGISTRATION

Individual/Joint Account Registration

Owner’s Name (First, M.I., Last)	Date of Birth	Social Security Number

Co-Owner’s Name (First, M.I., Last)	Date of Birth	Social Security Number

Entity Account Registration

Name of Entity	Date of Organization	Tax Identification Number

Name(s) of Trustee(s), Partners or other Authorized Signers	Date of Birth	Social Security Number

Name(s) of Trustee(s), Partners or other Authorized Signers	Date of Birth	Social Security Number

Name(s) of Trustee(s), Partners or other Authorized Signers	Date of Birth	Social Security Number

Custodian Information (for IRA and custodied taxable accounts)

Custodian Name	Custodian Tax ID

Custodian Address	Custodian Phone Number

City	State	Zip Code

REGISTRATION TYPE

Type of Entity:

☐	Individual	☐	Joint Tenants in Common			☐	Joint Tenants with Rights of Survivorship	☐	Tenants by the Entirety
☐	Trust	☐	Corporation	☐	Partnership	☐	Retirement Plan	☐	Other: (specify)

Required: All registrations require documentation confirming the existence of the entity and proof of the individuals who have authorization to act on behalf of this account along with these individuals identifying information.

This application must be signed and completed for all corporate officers whose signatures are required under the corporate by-laws and anyone authorized to place transactions for this account. If you require additional space, please include information on a separate sheet of paper.

●	Corporation – the word “Incorporated,” “Corporation,” or the abbreviations “PC” is included in the name of the organization. A Corporate Resolution or Certificate of Incumbency originally certified within the last 60 days must be provided to establish the account. If publicly traded, you must provide your CUSIP Number, Ticker Symbol and exchange. If not publicly traded, official documentation to verify the entity’s form of organization is required.

●	Partnership – The Word “Partnership” is included in the name of the organization. Partnership document or equivalent document confirming the existence of the entity and the individuals who have authorization to trade on behalf of the account are required to establish the account. If the entity is registered with a state corporation agency, a Good Standing Certificate with certified stamp/seal of the appropriate state agency is acceptable.

●	Trust – Trust or trust document pages that identify: The name of the trust, the date of the trust, the trustee(s) name, street and mailing address and the signature page of the trust. The application must be signed and completed for all trustees. If you require additional space, please include information on a separate sheet of paper.

●	Retirement Plan – Please provide documents confirming the existence of the entity and the authority of all individuals who are authorized to act on behalf of this account.

●	Other Business Entity – Including non-profit and non-exempt organizations. Please provide documents confirming the existence of the entity and the authority of all individuals who are authorized to act on behalf of this account.

ADDRESS INFORMATION

For joint accounts, if the joint owner’s address differs from the addresses below, please provide the joint owner’s address on a separate sheet.

Mailing Address/Address of Record

Street Address	City	State	Zip Code

In Non-US, Specify Country	Home Phone Number	Daytime Phone Number

Email Address

Residential Street Address/Principal Place of Business (For Corporations and other Entities)

Street Address	City	State	Zip Code

In Non-US, Specify Country	Home Phone Number	Daytime Phone Number

Additional Address for Copies of Confirms and Statements to be sent to

Company Name	Contact Name

Street Address	City	State	Zip Code

In Non-US, Specify Country	Phone Number

COST BASIS ELECTION

In order to provide you and the IRS with accurate cost basis information for your covered Shares, please elect one of the methods below. If you do not select a method, the account(s) will default to average cost.

☐	Average Cost	☐	First-In, First-Out (FIFO)	☐	Last-In, Last-Out (LIFO)	☐	Highest Cost, First Out (HIFO)	☐	Lowest Cost, First Out (LOFO)	☐	Specific Lot Identification

●	Average cost – averages the cost of all Shares

●	First-In, First-Out – oldest Shares sold first

●	Last-In, Last-Out – newest Shares sold first

●	Highest Cost, First Out – highest cost shares sold first

●	Lowest cost, First Out – lost cost Shares, sold first

●	Specific Lot Identification – identify the specific lot of Shares sold.

If Specific Lot Identification is selected and no instruction is provided as to which shares should be redeemed, First-In, First-Out (FIFO) will be used.

DISTRIBUTION INFORMATION

Distribution Options - Investor agrees that all distributions paid from time to time by the Fund to the investor will be reinvested in shares of the Fund, unless one of the opt-out selections is checked below:

Dividends	☐ Reinvest	☐ Cash via Check to Address of Record (not available without custodian approval, if applicable	☐ Cash via Wire	☐ Cash via ACH
Capital Gains	☐ Reinvest	☐ Cash via Check to Address of Record (not available without custodian approval, if applicable	☐ Cash via Wire	☐ Cash via ACH

BANK ACCOUNT INFORMATION

Required: You must provide your banking instructions in order to receive repurchase proceeds or dividend, short and long-term capital gain cash distributions. If you wish to provide additional banking instructions, please provide on a separate sheet of paper.

Type of Banking Instructions:	☐ Wire	☐ ACH (Attach a Voided Check)

Type of Account:	☐ Checking	☐ Savings

Bank Name	Name(s) on Bank Account

Bank Address	Name(s) on Bank Account

City	State	Zip Code	ABA Number	Account Number

For Further Credit Name			For Further Credit Account Number

CUSTODIAN/CUSTODIAN BANK ACCOUNT INFORMATION

(Must only be completed for IRA and custodied taxable accounts)

Custodian Bank Name	Name(s) on Bank Account

Bank Address	Bank Phone Number

City	State	Zip Code	ABA Number	Account Number

For Further Credit Name			For Further Credit Account Number

VERIFICATION OF STATUS AS AN ELIGIBLE INVESTOR
The Fund is only selling the Shares to “Eligible Investors.” The following information must be obtained regarding your status as an “Eligible Investor” as defined in the Fund’s current Prospectus.
If an individual, check each category that is applicable:
1.	☐ The investor is a natural person whose net worth*, either individually or jointly with such investor’s spouse, exceeds one million dollars ($1,000,000). The following assets or liabilities shall be excluded from the net worth calculation: (i) the value of the investor’s primary residence; and (ii) any indebtedness that is secured by the investor’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of Shares (except that if the amount of such indebtedness outstanding at the time of the sale of Shares exceeds the amount outstanding 60 days before such time other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability). Any indebtedness that is secured by the investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability for purposes of the net worth calculation.
2.	☐ The investor is a natural person who had an income in excess of two hundred thousand dollars ($200,000), or joint income with such investor’s spouse in the excess of three hundred thousand dollars ($300,000), in each of the last two (2) years and reasonably expects to have individual income reaching the same level in the current year.**
3.	☐ The investor is a Trustee or executive officer of the Fund.
☐ The investor is a natural person holding, in good standing, one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.***
4.	☐ None of the above.

* The term “net worth” means the excess of total assets over total liabilities.

** In determining individual “income,” (exclusive of any spousal income) the investor should (i) add to the investor’s individual adjusted gross income (assuming that it has been reported on a federal tax return) any amounts attributable to tax exempt income received, any losses of a partnership allocated to the individual as a limited partner thereof, any deduction for depletion, any contributions to a profit sharing plan or pension plan to the extent such contributions are vested, and any deduction for long-term capital gains and (ii) subtract from the investor’s individual adjusted gross income any unrealized capital gain otherwise included in such adjusted gross income.

*** Such designations by the SEC are posted on the SEC’s website.

If not an individual, check each category that is applicable:
5.

☐ The investor is a “bank” as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (“1933 Act”), “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity.

6.	☐ The investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
7.	☐ The investor is an investment adviser that is either: (i) registered pursuant to section 203 of the Investment Advisers Act of 1940, as amended (“Advisers Act”) or registered pursuant to the laws of a state; or (ii) relying on the exemption from registering with the SEC under section 203(l) or (m) of the Advisers Act.
8.	☐ The investor is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
9.	☐ The investor is an insurance company as defined in Section 2(a)(13) of 1933 Act.
10.

☐ The investor is an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act or Section 202(a)(22) of the Advisers Act.

11.	☐ The investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.
12.

☐ The investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of five million dollars ($5,000,000).

13.	☐ The investor is an employee benefit plan within the meaning the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and: (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which either a bank, savings and loan association, insurance company or registered investment adviser; (ii) the employee benefit plan has total assets in excess of five million dollars ($5,000,000); or (iii) if a self-directed plan, the investment decisions are made solely by persons that qualify under any other eligibility category set forth herein.
14.

☐ The investor: (i) is either any organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, partnership, or limited liability company; (ii) has not been formed for the specific purpose of acquiring the Shares; and (iii) has total assets in excess of five million dollars ($5,000,000).

15.	☐ The investor is a trust, with total assets in excess of five million dollars ($5,000,000), not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Fund.
16.	☐ The investor is an entity not listed in categories 5-15, owning investments, as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of five million dollars ($5,000,000), and not formed for the specific purpose of acquiring the Shares.
17.	☐ The investor is a family office, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, and: (i) has assets under management in excess of five million dollars ($5,000,000); (ii) is not formed for the specific purpose of acquiring the Shares, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
18.	☐ The investor is a family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements listed in category 17 above and whose prospective investment in the Fund is directed by such family office.
19.

☐ The investor is an entity in which all of the equity owners qualify as an “accredited investor” under Regulation D of the 1933 Act (as depicted by items 1-4 and 5-18 above). If the investor belongs to this category only, list the equity owners of the undersigned, and the category that each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary)
20.	☐ None of the above.

INVESTMENT AGREEMENT

The investor is [check the applicable subparagraph]

☐	A U.S. Person (as defined below) or

☐	A non-U.S. Person (as defined below)

For purposes of this Subscription Agreement, a “U.S. Person” includes:

(1)	a natural person who is a citizen of or a resident in the Unites States;

(2)	a partnership or corporation organized or incorporated under the laws of the United States;

(3)	an estate of which any executor or administrator is a U.S. Person;

(4)	a trust of which any trustee is a U.S. Person;

(5)	an agency or branch of a foreign entity located in the United States;

(6)	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of account of a U.S. Person;

(7)	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, or

(8)	a partnership or corporations if: (A) organized or in incorporated under the laws of any foreign jurisdiction; and (B) formed by one or more of the above and/or one or more natural persons resident in the United States principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Ru le 501(a)) under the 1933 Act who are not natural persons, estates or trusts; provided, however, that the term “U.S. Person” will not include any person or entity that is not treated as a U.S. Person for purposes of the code.

For these purposes, a limited liability company is treated as a partnership for tax purposes if there is more than one owner and the sole owner is treated as an association taxable as a corporation for income tax purposes. A limited liability company is treated as a disregarded entity for tax purposes if it has one owner and the sole owner is treated as the owner of the assets of the limited liability company unless the sole owner has elected to treat the limited liability company as an association taxable as a corporation for income tax purposes.”

A “non-U.S. person” means any person other than a U.S. Person.

The investor, if a natural person, is of legal age in the jurisdiction of his or her residence and wishes to purchase Fund shares as described in Prospectus. By executing this Subscription Agreement, the investor or, if this Subscription Agreement is being executed by an authorized representative of the investor (“Authorized Representative”), the Authorized Representative, represents and warrants that it has full right, power, and authority to make this investment and the Authorized Representative is duly authorized to sign this Subscriptions Agreement and to affect transactions in Fund shares on behalf of the investor.

Certification

Under the penalties of perjury, the investor on its own behalf, or its Authorized Representative certifies that: (1) the number shown on this form is the investor’s correct social security number/tax identification number; and (2) the investor has not been notified by the Internal Revenue Service (“IRS”) that the investor is subject to backup withholding, because: (a) the investor is exempt from backup withholding; (b) the investor has not been notified by the IRS that the investor is subject to backup withholding for failure to report all dividend and interest income; or (c) the IRS has notified the investor that the investor is no longer subject to backup withholding.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By my signature on this subscription document, the subscriber or its Authorized Representative certifies that:

(1)	The investor is not involved in any money laundering schemes and the source of this investment is not derived from any unlawful activity;

(2)	The investor has received and read the Prospectus, SAI and Subscription Agreement and agrees to and understands the terms and conditions therein;

(3)	The investor understands that an investment in the Fund is speculative and involves significant risks including the possible loss of the principal invested;

(4)	The information provided in this Subscription Agreement regarding the investor is true and correct and any documents provided herewith are genuine;

(5)	The investor or the Authorized Representative, as applicable, agrees to notify the Fund immediately if any of the information contained in this Subscription Agreement becomes inaccurate; and

(6)	Unless the investor or Authorized Agent instructs the Fund that the investor would like to receive distributions on Fund shares in cash, such distributions, if any, will be reinvested in additional Fund shares.

Print Name of Investor	Print Name of Joint Investor or other person whose signature is required

Signature of Investor	Signature of Joint Investor or other person whose signature is required

Print Name of Authorized Representative	Print Name of other Authorized Representative whose signature is required

Signature of Authorized Representative	Signature of other Authorized Representative whose signature is required

Print Title (If applicable) and Relationship to Investor	Print Title (If applicable) and Relationship to Investor

Date _______________	Date _______________

CERTIFICATION REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS

I.	GENERAL INSTRUCTIONS/DEFINITIONS

In compliance with the Customer Due Diligence requirements issued by the Financial Crimes Enforcement Network {FinCEN), financial institutions must identify and verify the identity of the beneficial owners of all legal entity customers.

This form must be completed by the person opening a new account on behalf of a legal entity customer. For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by filing a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening account on their own behalf.

This form requires you provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of non-U.S. Persons) for the following individuals (i.e., the beneficial owners):

(i)	Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and

(ii)	An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified in section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of ACME, Inc. who also holds a 30 percent equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)).

The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form.

II.	CERTIFICATION OF BENEFICIAL OWNER(S)

Persons opening an account on behalf of a legal entity must provide the following information:

a.	Name and Title of Natural Person Opening Account:

b.	Name, Type (select below), and Address of Legal Entity for Which the Account is Being Opened:

☐	Corporation	☐	Limited Liability Company	☐	Limited Partnership

☐	General Partnership	☐	Business Trust

☐	Other entity created by filing with a state office

c.	The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above:

Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

(If no individual meets this definition, please write, “Not Applicable”)

d.	The following information for one individual with significant responsibility for managing the legal entity listed above, such as:

●	An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, Vice President, Treasurer); or

●	Any other individual who regularly performs similar functions.

Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

I, ___________________ (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature:	Date: